Exhibit 99.7
VOTING RIGHTS PROXY AGREEMENT

This Voting Rights Proxy Agreement (the “Agreement”) is entered into in Yun County, Hubei Province, People’s Republic of China (“PRC” or “China”) as of November 10, 2010 by and among Great Mountain Information Consulting Co., Ltd. (“Party A”) and the undersigned shareholders (the “Shareholders”) of Hubei Jinlong Cement Co., Ltd. (“Jinlong”). Party A and the Shareholders are each referred to in this Agreement as a “Party” and collectively as the “Parties”. Jinlong is made a party to this Agreement for the purpose of acknowledging the Agreement.
R E C I T A L S

1. Party A, a company incorporated in the PRC as a foreign investment enterprise, specializes in consulting for International economic, technological and environmental information; developing the saving energy technology; the development and application of resource recycling machine utilization technology and the production of emissions re-use technology, and Jinlong is engaged in the manufacturing and sales of the cement; the car freight (limited to branch operations); retail of auto parts and lubricants; mining and sales of limestone (collectively the “Business”). Party A and Jinlong have entered into a certain Consulting Services Agreement dated November 10, 2010 (the “Consulting Services Agreement”) in connection with the Business.

2. The Shareholders are shareholders of Jinlong, each legally holding such amount of equity interest of Jinlong as set forth on the signature page of this Agreement and collectively holding 100% of the equity interests of Jinlong (collectively the “Equity Interest”).
3. In connection with the Consulting Services Agreement, the Parties have entered into a certain Operating Agreement dated November 10, 2010, pursuant to which the Shareholders now desire to grant to Party A proxy to vote the Equity Interest for the maximum period of time permitted by law in consideration of Party A’s obligations thereunder.
NOW THEREFORE, the Parties agree as follows:
1. The Shareholders hereby agree to irrevocably grant and entrust Party A, for the maximum period of time permitted by law, with all of their voting rights as shareholders of Jinlong. Party A shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of Jinlong.
2. Party A may establish and amend rules to govern how Party A shall exercise the powers granted by the Shareholders herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize the exercise of the voting rights granted by the Shareholders, and Party A shall only proceed in accordance with such rules.
3. The Shareholders shall not transfer or cause to be transferred the Equity Interest to any party (other than Party A or such designee of Party A). Each Shareholder acknowledges that it will continue to perform its obligations under this Agreement even if one or more of other Shareholders no longer hold any part of the Equity Interest.
Proxy Agreement

4. This Proxy Agreement has been duly executed by the Parties as of the date first set forth above, and in the event that a Party is not a natural person, then such Party’s action has been duly authorized by all necessary corporate or other action and executed and delivered by such Party’s duly authorized representatives. This Agreement shall take effect upon the execution of this Agreement.
5. Each Shareholder represents and warrants to Party A that such Shareholder owns such amount of the Equity Interest as set forth next to its name on the signature page below, free and clear of all liens and encumbrances, and such Shareholder has not granted to any party, other than Party A, a power of attorney or proxy over any of such amount of the Equity Interest or any of such Shareholder’s rights as a shareholder of Jinlong. Each Shareholder further represents and warrants that the execution and delivery of this Agreement by such Shareholder shall not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to such Shareholder.
6. This Agreement may not be terminated without the unanimous consent of all Parties, except that Party A may, by giving a thirty (30) day prior written notice to the Shareholders, terminate this
Agreement, with or without cause.
7. Any amendment to and/or rescission of this Agreement shall be in writing by the Parties.

8. The execution, validity, creation and performance of this Agreement shall be governed by the laws of PRC.
Proxy Agreement

9. This Agreement shall be executed in Six (6) duplicate originals in English, and each Party shall receive one (1) duplicate original, each of which shall be equally valid.
10. The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations. If the Parties cannot reach a settlement within 45 days following the negotiations, the dispute shall be submitted to be determined by arbitration through China International Economic and Trade Arbitration Commission (“CIETAC”) Shanghai Branch in accordance with CIETAC arbitration rules. The determination of CIETAC shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction.
Proxy Agreement

[SIGNATURE PAGE]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.
PARTY A: Great Mountain Information Consulting Co., Ltd.

Legal/Authorized Representative: /s/ CHEN Zhilian
Name: CHEN Zhilian

Title: Director and Legal Representative
Proxy Agreement

SIGNATURE PAGE FOR SHAREHOLDERS

SHAREHOLDERS:

/s/ CHEN Zhilian

CHEN Zhilian

ID Card No.:

Owns 91% of Hubei Jinlong Cement Co., Ltd.

/s/ WU Zhenjun

WU Zhenjun

ID Card No.:

Owns 4.5% of Hubei Jinlong Cement Co., Ltd.

/s/ CHEN Zhihua

CHEN Zhihua

ID Card No.:

Owns 4.5% of Hubei Jinlong Cement Co., Ltd.
Proxy Agreement

Proxy Agreement

ACKNOWLEDGED BY:

Hubei Jinlong Cement Co., Ltd.
Legal/Authorized Representative: /s/ CHEN Zhilian
Name: CHEN Zhilian
Title: Director and Legal Representative
Proxy Agreement